Exhibit 10.13

                                 NUTRA
                                      PHARMA
                                           CORP.

                 1829 Corporate Drive, Boynton Beach, FL 33426
                    Office (954) 509-0911  Fax (866) 744-3655

February 14, 2005

Dr. Tan Khandaker
387 Park Avenue South
Third floor
New York, NY 10016

Dear Dr. Khandaker:

Please allow this letter to serve as a mutual Agreement between Nutra Pharma
Corporation, a public California Corporation (OTCBB: NPHC) and yourself - Dr.
Tan Khandaker, an individual.

This is to certify that Dr. Tan Khandaker will be working on a full-time basis as a consultant to the company in the areas of Business Development, Mergers &
Acquisitions, Partnering and Licensing for the FY2005.

Based on results and the FY2005 performance the retainer can be renegotiated before expiration.

In consideration of your services as a Consultant to Nutra Pharma, the Company will advance a monthly retainer of $10,000. This equates to $110,000 for FY2005.
You warrant that you are working in a full-time capacity for the Company and that you will keep the Company informed of your actions. The Company warrants that they will use your services as needed, verifying your availability for each project.

This letter represents the entire Agreement. Any claims arising from a failure to comply with the terms of this Agreement must be settled through mutual
Arbitration under the laws of the State of Florida.

Sincerely,

/s/ Rik J Deitsch
Rik J Deitsch
Chief Executive Officer

Accepted

Tan Khandaler, MD